UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 11, 2020
Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-39300	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
933 MacArthur Boulevard
Mahwah, New Jersey 07430
(Address of principal executive offices, including zip code)

(551) 777-6700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02    Results of Operations and Financial Condition.

Ascena Retail Group, Inc. (the “Company”) currently estimates that revenue for its 2021 fiscal first quarter ended October 31, 2020 will be in the range of $565-$585 million, down from $1,061 million in the fiscal first quarter of the prior year. As a result of the sales decline, the Company expects to report a significant decline in its operating income for the 2021 fiscal first quarter.

As previously disclosed, on July 23, 2020, the Company and certain of the Company’s direct and indirect subsidiaries commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”). In connection with the Chapter 11 Cases, the Company obtained new debtor-in-possession ("DIP") financing, which is discussed in more detail in Note 2 to the Company's Annual Report on Form 10-K for the fiscal year ended August 1, 2020 (the “2020 Form 10-K”). The Company ended the fiscal first quarter with outstanding pre-petition term loan debt of approximately $1,109 million and outstanding borrowings under its new DIP term loan credit facility of approximately $312 million. Additionally, the Company currently estimates that it will report cash and cash equivalents as of October 31, 2020 in the range of $375-$385 million. The Chapter 11 Cases could have a material effect on the Company's cash and debt balances.

The revenue data for the three months ended October 31, 2020 and the cash and debt balances as of October 31, 2020 are preliminary and have been prepared on the basis of currently available information. The estimated 2021 fiscal first quarter information presented above is subject to the completion of the Company’s standard procedures for the preparation and completion of its quarterly financial statements. Given that these reviews are ongoing, the Company may make further adjustments and there can be no assurance that final results as of and for the three months ended October 31, 2020 will not differ materially from the estimates provided herein. In addition, the Company’s independent registered public accounting firm has not audited or reviewed, and does not express an opinion or any other form of assurance with respect to, this data.

We caution that trading in our securities, including our common stock, during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. The outcome of the Chapter 11 Cases are subject to a high degree of uncertainty and are dependent upon factors that are outside of the Company’s control, including actions of the Bankruptcy Court and the Company’s creditors. There can be no assurance that the Company will confirm and consummate a plan of reorganization with respect to the Chapter 11 Cases. We expect that our equity holders could experience a complete loss on their investment, depending on the outcome of the Chapter 11 Cases. The terms of the restructuring support agreement contemplates that the Company’s common stock will be canceled. Refer to the 2020 Form 10-K for a detailed discussion of the Chapter 11 Cases.

The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.
(Registrant)

Date: December 11, 2020

By:	/s/ Dan Lamadrid
Dan Lamadrid
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)